 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-283092
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 8, 2024)
1,882,841 Shares of Common Stock
This prospectus supplement relates to the possible resale, from time to time, by the selling stockholder named in this prospectus supplement of up to an aggregate of 1,882,841 shares of our common stock.
We are not selling any shares of common stock under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholder.
Sales of shares of common stock by the selling stockholder may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We provide more information about how the selling stockholder may sell its shares of common stock in the section entitled “Plan of Distribution” on page S-8. The selling stockholder may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both.
Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the trading symbol “FBRT.” On November 7, 2024, the last reported sale price of our common stock on the NYSE was $13.31 per share.
To assist us in maintaining our qualification as a real estate investment trust (a “REIT”), for U.S. federal income tax purposes, subject to certain exceptions, no person may own more than 7.9% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or of our outstanding capital stock. You should read the information under the section entitled “Description of Capital Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus for a description of these restrictions.
Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about factors you should consider before making an investment in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 8, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to the possible resale, from time to time, by the selling stockholder named in this prospectus supplement of up to an aggregate of 1,882,841 shares of our common stock.
This document is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our common stock and other securities that do not pertain to this offering of common stock. To the extent that the information contained in this prospectus supplement conflicts with any information in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control. The information in this prospectus supplement may not contain all of the information that is important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully before deciding whether to invest in our common stock.
Throughout this prospectus supplement, when we refer to the selling stockholder, we are referring to the selling stockholder identified in this prospectus supplement and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a prospectus supplement or, if required, post-effective amendment to the registration statement of which this prospectus supplement is a part. The selling stockholder is offering to sell, and seeking offers to buy, the shares of common stock only in jurisdictions where offers and sales thereof are permitted.
Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to “the Company,” “our company,” “we,” “us” and “our” mean Franklin BSP Realty Trust, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements, including, without limitation, statements concerning our operations, economic performance and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
These statements include statements regarding the intent, belief or current expectations of the Company and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.
Our forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, and thus our investors should not place undue reliance on these statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors include:
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changes in our business and investment strategy;

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our ability to make investments in a timely manner or on acceptable terms;

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changes in credit market conditions and our ability to obtain long-term financing for our investments in a timely manner and on terms that are consistent with what we project when we invest;

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the effect of general market, real estate market, economic and political conditions, including changing interest rate environments (and sustained high interest rates) and inflation;

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our ability to make scheduled payments on our debt obligations;

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our ability to generate sufficient cash flows to make distributions to our stockholders;

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our ability to generate sufficient debt and equity capital to fund additional investments;

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our ability to refinance our existing financing arrangements;

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our ability to recover unpaid principal on defaulted loans;

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the degree and nature of our competition;

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the availability of qualified personnel;

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our ability to recover or mitigate estimated losses on non-performing assets;

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the impact of national health crises;

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our ability to maintain our qualification as a real estate investment trust (“REIT”); and

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other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before deciding to invest in our common stock. For a more complete understanding of our company and this offering, you should read this entire prospectus supplement and the accompanying prospectus carefully, including information under the heading “Risk Factors” in this prospectus supplement and the information incorporated by reference herein, including information under the heading “Risk Factors” contained in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, as well as in our other filings with the SEC.
Overview
We are a real estate finance company that primarily originates, acquires and manages a diversified portfolio of commercial real estate debt investments secured by properties located within and outside the United States. We are a Maryland corporation and have made tax elections to be treated as a REIT for U.S. federal income tax purposes since 2013. We believe that we have qualified as a REIT and we intend to continue to meet the requirements for qualification and taxation as a REIT. Substantially all of our business is conducted through Benefit Street Partners Realty Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and directly or indirectly hold all of the units of limited partner interests in the OP. One or more of our wholly-owned subsidiaries are treated as taxable REIT subsidiaries (each a “TRS”), and are subject to U.S. federal, state and local income taxes.
We have no employees. Benefit Street Partners L.L.C. serves as our advisor (“Advisor”) pursuant to an advisory agreement, as amended on August 18, 2021 (the “Advisory Agreement”). Our Advisor, an investment adviser registered with the SEC, is a credit-focused alternative asset management firm. Our Advisor’s credit platform manages funds for institutions and high-net-worth investors across various credit funds and complementary strategies including high yield, levered loans, private/opportunistic debt, liquid credit, structured credit and commercial real estate debt. These strategies complement each other as they all leverage the sourcing, analytical, compliance, and operational capabilities that encompass the platform. Our Advisor manages our affairs on a day-to-day basis. Our Advisor receives compensation fees and reimbursements for services related to the investment and management of our assets and our operations of the Company. The Advisor is a wholly-owned subsidiary of Franklin Resources, Inc., which together with its various subsidiaries operates as “Franklin Templeton.”
We invest in commercial real estate debt investments, which may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. We also originate conduit loans which we intend to sell through our TRS into commercial mortgage-backed securities (“CMBS”) securitization transactions. Historically our business has focused primarily on CMBS, commercial real estate collateralized loan obligation bonds (“CRE CLO bonds”), collateralized debt obligations (“CDOs”) and other securities. We also own real estate that was either acquired by us through foreclosure or deed in lieu of foreclosure, or that was purchased for investment, typically subject to triple net leases.
Our principal executive offices are located at 1345 Avenue of the Americas, Suite 32A, New York, New York 10105, and our telephone number is (212) 588-6770.

The Offering
Common stock offered by the selling stockholder
1,882,841 shares of our common stock.
Terms of the offering
The selling stockholder will determine when and how it will sell the common stock offered in this prospectus supplement, as described in “Plan of Distribution.”
Use of Proceeds
We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder.
NYSE Symbol
FBRT
Risk Factors
Your investment in our common stock involves substantial risks. You should read carefully the “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

RISK FACTORS
Investing in our common stock involves risks. You should carefully read and consider the risks described in the sections entitled “Item 1. Business” and “Item 1A. Risk Factors” in our most recently filed Annual Report on Form 10-K, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read and consider the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the risks described above in “Cautionary Statement Regarding Forward-Looking Statements”, before making a decision to invest in our common stock. Each of these risks could materially and adversely affect our business, financial condition, results of operations, liquidity and prospects and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling stockholder pursuant to this prospectus supplement.
We will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of shares of our common stock pursuant to this prospectus supplement. The selling stockholder will bear underwriting discounts, commissions, placement agent fees or other similar expenses payable with respect to sales of shares of our common stock.

SELLING STOCKHOLDER
We are registering the resale of 1,882,841 shares of our common stock held by the selling stockholder identified below to permit it (or its donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus supplement from the selling stockholder as a gift, pledge, partnership distribution or other transfer) to resell or otherwise dispose of these shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus supplement (as may be supplemented and amended).
The selling stockholder may sell some, all or none of its shares of our common stock. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling stockholder. As a result, we cannot estimate the number of shares of common stock the selling stockholder will beneficially own after completing sales, or completing sales from time to time, under this prospectus supplement. In addition, after the date of this prospectus supplement, the selling stockholder may have sold, transferred or otherwise disposed of all or a portion of its shares of common stock since the date on which they provided information for this table and as of the date of this prospectus supplement.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our capital stock. The information in the table below and the footnotes thereto regarding shares of common stock to be beneficially owned after the offering assumes the sale of all shares being offered by the selling stockholder under this prospectus supplement. All share ownership information below is provided from information provided to the Company by the selling stockholder.
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Hereunder	Number of Shares of Common Stock Beneficially Owned After Offering
BSP Fund HoldCo (Debt Strategy) LP(1)	1,882,841	1,882,841	0

(1)
Based on information provided by the selling stockholder. BSP Fund HoldCo (Debt Strategy) LP is the owner of the shares of common stock registered hereby. Franklin Resources, Inc. is the sole limited partner of BSP Fund HoldCo (Debt Strategy) LP. Our Advisor, Benefit Street Partners LLC, is a wholly-owned subsidiary of Franklin Resources, Inc.

The business address of BSP Fund HoldCo (Debt Strategy) LP and Benefit Street Partners LLC is 9 West 57th Street, Suite 4920, New York, NY 10019, and the business address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403.
Relationship and Agreements with the Selling Stockholder
The Advisor is an affiliated entity of the selling stockholder. The Advisor manages the Company’s affairs on a day-to-day basis pursuant to the Advisory Agreement. Please refer to our SEC filings incorporated by reference into this prospectus supplement for further description of the our relationships and arrangements with our Advisor.

PLAN OF DISTRIBUTION
We are registering the shares of common stock held by the selling stockholder to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our common stock.
The selling stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholder may use any one or more of the following methods when selling shares:
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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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an exchange distribution in accordance with the rules of the applicable exchange;

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privately negotiated transactions;

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“at the market” or through market makers or into an existing market for the shares;

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settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

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broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

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the distribution of the shares to the selling stockholder’s partners, members or shareholders;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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through one or more underwritten offerings on a firm commitment or best efforts basis;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus supplement, provided that they meet the criteria and conform to the requirements of those provisions.
Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in an applicable prospectus supplement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and the selling stockholder may deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment or prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholder to include the pledgee, transferee or other successors-in-interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholder and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
The selling stockholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon us being notified in writing by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a prospectus supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part. The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it.

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by Hogan Lovells US LLP, Washington, D.C.

PROSPECTUS
Common Stock, Preferred Stock, Depositary Shares, Warrants, Subscription Rights, and Units

Franklin BSP Realty Trust, Inc., a Maryland corporation, may offer, from time to time, one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:
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common stock;

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preferred stock;

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depositary shares;

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warrants;

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subscription rights; and

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units.

We refer to the above securities collectively as the “securities.” We and any selling stockholders may offer and sell the securities from time to time, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. We or any of the selling stockholders may offer the securities in any combination, separately, together or as units with other offered securities, in one or more separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus.
This prospectus describes some of the general terms and conditions that may apply to the securities and the general manner in which they may be offered. The specific terms and conditions of any securities being offered, the net proceeds that we or any of the selling stockholders expect to receive from the sale of such securities and the specific manner in which such securities may be offered will be provided in prospectus supplements to this prospectus. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in any of the securities.
We or the selling stockholders may sell the offered securities in one or more ways: directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers in a single offering or on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 59. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “FBRT.” On November 7, 2024, the last reported sale price of our common stock on the NYSE was $13.31 per share.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports and in the other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” beginning on page 5 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 8, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities that we or the selling stockholders may offer and is not meant to provide a complete description of each security. As a result, each time we or the selling stockholders offer securities, to the extent required, a prospectus supplement will be provided, and it will be attached to this prospectus. The prospectus supplement will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where To Find Additional Information,” “Incorporation of Certain Information By Reference” and any additional information you may need before making an investment decision.
You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. You should rely only on the information provided or information to which we have referred you, including any information incorporated by reference in this prospectus or any applicable prospectus supplement. Neither we, nor the selling stockholders, have authorized anyone to provide you with different or additional information. Neither we, nor the selling stockholders, are making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any free writing prospectus and any applicable prospectus supplement prepared by us, or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Information by Reference” on page 2 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus or such prospectus supplement, as applicable, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Except where the context suggests otherwise, the terms the “Company,” “we,” “us,” and “our” refer to Franklin BSP Realty Trust, Inc., a Maryland corporation; the “OP” and “Operating Partnership” refer to Benefit Street Partners Realty Operating Partnership, L.P., a Delaware limited partnership; and our “Advisor” refers to Benefit Street Partners L.L.C., a Delaware limited liability company.
WHERE TO FIND ADDITIONAL INFORMATION
We have filed with the SEC a “shelf” registration statement on Form S-3, including exhibits, schedules and amendments filed with the registration statement, of which this prospectus is a part, under the Securities Act, with respect to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information with respect to our company and the securities that may be offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates.

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. our SEC filings, including the registration statement, are available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.fbrtreit.com. You should not consider information on our website to be part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules allow us to incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 26, 2024;

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our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023);

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our Quarterly Reports on Form 10-Q for the quarters ended: March 31, 2024, filed with the SEC on April 29, 2024; June 30, 2024, filed with the SEC on July 31, 2024; and September 30, 2024, filed with the SEC on November 4, 2024;

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our Current Reports on Form 8-K filed on January 12, 2024, May 31, 2024 and September 27, 2024;

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the description of our common stock included in our Registration Statement on Form 8-A filed on October 18, 2021, as amended by the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 16, 2023, and including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. We are not, however, incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.
You may obtain copies of any of these filings by contacting Franklin BSP Realty Trust, Inc., as described below, or through contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
Franklin BSP Realty Trust, Inc.
1345 Avenue of the Americas, Suite 32A
New York, New York 10105
Attn: Investor Relations
(212) 588-6770
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.fbrtreit.com. Our website and the information contained on it or connected to it shall not be deemed to be incorporated into this prospectus or prospectus supplement or the registration statement of which it forms a part.

FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.
These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “likely,” or other words, phrases or expressions of similar import, or the negative or other words or expressions of similar meaning, and statements regarding the results of operations and business of the Company.
These forward-looking statements are based on particular assumptions that the Company has made in light of its industry experience, as well as its perception of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of known and unknown risks, uncertainties and other factors which may cause actual results, performance, or achievements of the Company to be materially different from those expressed or implied by the forward-looking statements. In addition to other factors and matters contained in this prospectus, including those disclosed under “Risk Factors” beginning on page 4, these forward-looking statements are subject to risks, uncertainties and other factors, including, among others:
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changes in our business and investment strategy;

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our ability to make investments in a timely manner or on acceptable terms;

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changes in credit market conditions and our ability to obtain long-term financing for our investments in a timely manner and on terms that are consistent with what we project when we invest;

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the effect of general market, real estate market, economic and political conditions, including changing interest rate environments (and sustained high interest rates) and inflation;

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our ability to make scheduled payments on our debt obligations;

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our ability to generate sufficient cash flows to make distributions to our stockholders;

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our ability to generate sufficient debt and equity capital to fund additional investments;

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our ability to refinance our existing financing arrangements;

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our ability to recover unpaid principal on defaulted loans;

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the degree and nature of our competition;

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the availability of qualified personnel;

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impairments in the value of real estate property securing our loans or that we own;

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our ability to recover or mitigate estimated losses on non-performing assets;

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the impact of national health crises;

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our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes.

OUR COMPANY
We are a real estate finance company that primarily originates, acquires and manages a diversified portfolio of commercial real estate debt investments secured by properties located within and outside the United States. We are a Maryland corporation and have made tax elections to be treated as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes since 2013. We believe that we have qualified as a REIT and we intend to continue to meet the requirements for qualification and taxation as a REIT. Substantially all of our business is conducted through Benefit Street Partners Realty Operating Partnership, L.P. (the “OP”), a Delaware limited partnership. We are the sole general partner and directly or indirectly hold all of the units of limited partner interests in the OP. One or more of our wholly-owned subsidiaries are treated as taxable REIT subsidiaries (each a “TRS”), and are subject to U.S. federal, state and local income taxes.
We have no employees. Benefit Street Partners L.L.C. serves as our advisor (“Advisor”) pursuant to an advisory agreement, as amended on August 18, 2021 (the “Advisory Agreement”). The Advisor, an investment adviser registered with the SEC, is a credit-focused alternative asset management firm that was established in 2008. Our Advisor’s credit platform manages funds for institutions and high-net-worth investors across various credit funds and complementary strategies including high yield, levered loans, private/opportunistic debt, liquid credit, structured credit and commercial real estate debt. These strategies complement each other as they all leverage the sourcing, analytical, compliance, and operational capabilities that encompass the platform. The Advisor manages the Company’s affairs on a day-to-day basis. The Advisor receives compensation fees and reimbursements for services related to the investment and management of the Company’s assets and the operations of the Company. The advisor is a wholly-owned subsidiary of Franklin Resources, Inc., which together with its various subsidiaries operates as “Franklin Templeton.”
We invest in commercial real estate debt investments, which may include first mortgage loans, subordinated mortgage loans, mezzanine loans and participations in such loans. We also originate conduit loans which we intend to sell through our TRS into commercial mortgage-backed securities (“CMBS”) securitization transactions. Historically this business has focused primarily on CMBS, commercial real estate collateralized loan obligation bonds (“CRE CLO bonds”), collateralized debt obligations and other securities. We also own real estate that was either acquired by us through foreclosure or deed in lieu of foreclosure, or that was purchased for investment, typically subject to triple net leases.
Our principal executive offices are located at 1345 Avenue of the Americas, Suite 32A, New York, New York 10105, and our telephone number is (212) 588-6770.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider any specific risks set forth under the section entitled “Risk Factors” in any applicable prospectus supplement and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference herein, as updated by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, as updated by our subsequent filings under the Exchange Act, before you decide to purchase our securities. The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flows, and might cause you to lose all or part of your investment in the offered securities. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Forward-Looking Statements” for additional information regarding these forward-looking statements.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of offered securities under this prospectus for working capital and general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness and the acquisition of our target assets in a manner consistent with our investment strategies and investment guidelines. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK
The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law (“MGCL”), our Articles of Amendment and Restatement, as amended (our “Charter”), and our Amended and Restated Bylaws (our “Bylaws”), copies of which are available from us upon request.
General
The following is a summary of some of the terms of our capital stock, our Charter, our Bylaws, and certain provisions of the MGCL. You should read our Charter and our Bylaws and the applicable provisions of the MGCL for complete information on our stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the MGCL and the provisions of our Charter and our Bylaws. Our Charter and our Bylaws are filed as exhibits to the registration statement of which this prospectus forms a part.
Shares Authorized
Our Charter provides that the Company may issue up to 1,000,000,000 shares of capital stock, consisting of (i) 900,000,000 shares designated as common stock, $0.01 par value per share; and (ii) 100,000,000 shares designated as preferred stock, $0.01 par value per share. Of the authorized preferred stock, currently 10,329,039 shares are designated as Series E cumulative redeemable preferred stock (“Series E Preferred Stock”) and 20,000,000 shares are designated as Series H convertible preferred stock (Series H Preferred Stock”). Our Charter authorizes a majority of the Company’s board of directors (the “Board”) to amend the charter to increase or decrease the aggregate number of authorized shares of common stock or the number of shares of any class or series without stockholder approval.
Shares Outstanding
As of September 30, 2024, 83,066,789 shares of the Company’s common stock were outstanding, 10,329,039 shares of Series E Preferred Stock were outstanding, and 17,950 shares of Series H Preferred Stock were outstanding.
Common Stock
Pursuant to our Charter, the Company is authorized to issue up to 900,000,000 shares of common stock. All of the outstanding shares of the Company’s common stock are fully paid and nonassessable. The Company’s common stock is currently listed on the NYSE under the symbol “FBRT.”
Dividend Rights.
Subject to any preferential rights of any other class or series of stock and to the provisions of our Charter regarding the restriction on the transfer of stock, the holders of our common stock are entitled to such distributions as may be authorized from time to time by the Board out of assets legally available therefor and declared by the Company.
Voting Rights.
Subject to our Charter restrictions on ownership and transfer of our stock and except as may otherwise be specified in our Charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of the Board, which means that the holders of a majority of shares of our outstanding stock entitled to vote generally in the election of directors can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors. In addition, on all matters submitted to a vote of the holders of common stock of the Company, the holders of the common stock vote together as a single class with the holders of the Series H Preferred Stock voting on an as-converted basis.

Liquidation Rights.
Subject to any preferential rights of any other class or series of stock, upon our liquidation, holders of common stock are entitled to receive all assets available for distribution to our stockholders.
Preemptive or Similar Rights.
Holders of common stock do not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that the Company may issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of common stock will not have appraisal rights or rights of objecting stockholders unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders would otherwise be entitled to exercise appraisal rights.
Preferred Stock
Our Charter authorizes the Board, without stockholder approval, to designate and issue one or more classes or series of preferred stock and to set or change the voting, conversion or other rights, preferences, restrictions, limitations as to dividends or other distributions and qualifications or terms or conditions of redemption of each class of shares so issued. Because the Board has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock.
The terms of the Series E Preferred Stock and Series H Preferred Stock are summarized below. The complete terms of each class are set forth in the Articles Supplementary applicable to each class, which have been filed as exhibits to the registration statement of which this prospectus forms a part.
7.50% Series E cumulative redeemable preferred stock
Maturity
The Series E Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption. Shares of the Series E Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem or otherwise repurchase them or they become convertible and are converted as described below under “— Change of Control Conversion Right.” The Company is not required to set apart for payment the funds to redeem the Series E Preferred Stock.
Ranking
The Series E Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets upon its liquidation, dissolution or winding up:
(1)   senior to all classes or series of our common stock, of Series F Preferred Stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3) below;
(2)   on a parity with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a parity with the Series E Preferred Stock, with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up;
(3)   junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series E Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon its liquidation, dissolution or winding up (please see the section entitled “— Limited Voting Rights” below); and
(4)   effectively junior to all of the Company’s existing and future indebtedness (including indebtedness convertible to its common stock or preferred stock, if any) and to the indebtedness of its existing subsidiaries and any future subsidiaries.
Dividends
Holders of shares of the Series E Preferred Stock are entitled to receive, when, as and if authorized by our board of directors and declared by the Company, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.50% of the $25.00 per share liquidation preference per annum (equivalent to $1.875 per annum per share). Dividends on the Series E Preferred Stock shall accumulate daily and be cumulative and shall be payable quarterly in arrears on the 15th day of each January, April, July and October (each, a “dividend payment date”) with respect to the immediately preceding dividend period; provided that if any dividend payment date is not a business day, as defined in the Articles Supplementary for the Series E Preferred Stock, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Any dividend payable on the Series E Preferred Stock, including dividends payable for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our stock records for the Series E Preferred Stock at the close of business on the applicable record date, which shall be the last day of the calendar quarter, whether or not a business day, immediately preceding the applicable dividend payment date (each, a “dividend record date”).
No dividends on shares of the Series E Preferred Stock shall be authorized by the Board or paid or set apart for payment by the Company at any time when the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.
Notwithstanding the foregoing, dividends on the Series E Preferred Stock will accumulate whether or not the Company has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears, and holders of the Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to those shares.
Unless full cumulative dividends on the Series E Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of common stock or in shares of any series of preferred stock that the Company may issue ranking junior to the Series E Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set apart for payment upon shares of the Company’s common stock or preferred stock that the Company may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation. Nor shall any other distribution be declared or made upon shares of the Company common stock or preferred stock that the Company may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation. In addition, any shares of the Company’s common stock or preferred stock that the Company may issue ranking junior to or on a parity with the Series E Preferred Stock as to dividends or upon liquidation shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for the Company’s other capital stock that it may issue ranking junior to the Series E Preferred Stock as to dividends and upon liquidation and except for transfers made pursuant to the provisions of our Charter relating to restrictions on transfer and ownership of its capital stock). The foregoing shall not, however, prevent the purchase or acquisition by the Company of shares of any class or series of stock pursuant to the provision of Article V of our Charter relating to restrictions on transfer and ownership or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series E Preferred Stock and any preferred stock that the Company may issue ranking on parity with the Series E Preferred Stock as to dividends or upon liquidation.
When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series E Preferred Stock and the shares of any other series of preferred stock that the Company may issue ranking on a parity as to dividends with the Series E Preferred Stock, all dividends declared upon the Series E Preferred Stock and such other series of preferred stock shall be declared pro rata so that the amount of dividends declared per share of the Series E Preferred Stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series E Preferred Stock and such other series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock which may be in arrears.
Liquidation Preference
In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, the holders of shares Series E Preferred Stock will be entitled to be paid out of the assets the Company has legally available for distribution to its stockholders, subject to the preferential rights of the holders of any class or series of its stock the Company may issue ranking senior to the Series E Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of the Company’s common stock or any other class or series of its stock the Company may issue that ranks junior to the Series E Preferred Stock as to liquidation rights.
In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of the Series E Preferred Stock and the corresponding amounts payable on all shares of other classes or series of the Company’s capital stock that the Company may issue ranking on a parity with the Series E Preferred Stock in the distribution of assets, then the holders of the Series E Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
Holders of the Series E Preferred Stock will be entitled to written notice of any such liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series E Preferred Stock will have no right or claim to any of the Company’s remaining assets. The consolidation or merger of the Company with or into any other corporation, trust or entity or of any other entity with or into the Company, or the sale, lease, transfer or conveyance of all or substantially all of the Company’s property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company (although such events may give rise to the special optional redemption and contingent conversion rights described below).
In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock of the Company or otherwise, is permitted under the MGCL, amounts that would be needed, if the Company were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of the Series E Preferred Stock shall not be added to our total liabilities.
Redemption
As provided in our Charter, the Company may purchase or redeem shares of the Series E Preferred Stock in order to preserve its qualification as a REIT. Please see the section entitled “Restrictions on Ownership and Transfer.”
Optional Redemption.   The Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.
Special Optional Redemption Upon Change of Control.   Upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series E Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. If, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of

Series E Preferred Stock (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of Series E Preferred Stock will not have the Change of Control Conversion Right (as defined below) described below under “— Change of Control Conversion Right” with respect to the shares called for redemption.
A “Change of Control” is deemed to occur when, after the original issuance of the Series E Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American or the Nasdaq, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or Nasdaq.

Redemption Procedures.   In the event the Company elects to redeem Series E Preferred Stock, the notice of redemption will be mailed to each holder of record of the Series E Preferred Stock called for redemption at such holder’s address as it appears on our stock transfer records and will state the following:
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the redemption date;

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the number of shares of the Series E Preferred Stock to be redeemed;

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the redemption price;

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the place or places where certificates (if any) for the Series E Preferred Stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accumulate on the redemption date;

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whether such redemption is being made pursuant to the provisions described above under “— Optional Redemption” or “— Special Optional Redemption Upon Change of Control”;

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if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control; and

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if such redemption is being made in connection with a Change of Control, that the holders of the shares of the Series E Preferred Stock being so called for redemption will not be able to tender such shares of the Series E Preferred Stock for conversion in connection with the Change of Control and that each share of the Series E Preferred Stock tendered for conversion that is called, prior to the Change of Control Conversion Date (as defined below), for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

If less than all of the Series E Preferred Stock held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series E Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Series E Preferred Stock, except as to the holder to whom notice was defective or not given.
Holders of shares of the Series E Preferred Stock to be redeemed shall surrender the Series E Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender. If notice of redemption of any shares of the Series E Preferred Stock has been given and if the Company has irrevocably set apart for payment the funds necessary for redemption in trust for the benefit of the holders of the shares of the Series E Preferred Stock so called for redemption, then from and after the redemption date (unless default shall be made by the Company in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate on those shares of the Series E Preferred Stock, those shares of the Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. If less than all of the outstanding Series E Preferred Stock is to be redeemed, the Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Company determines but that will not result in the automatic transfer of any shares of the Series E Preferred Stock to a trust as described under “— Restrictions on Ownership and Transfer.”
Immediately prior to any redemption of the Series E Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a dividend record date and prior to the corresponding dividend payment date, in which case each holder of the Series E Preferred Stock at the close of business on such dividend record date shall be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares before such dividend payment date. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series E Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of the Series E Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of the Series E Preferred Stock shall be redeemed unless all outstanding shares of the Series E Preferred Stock are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any shares of the Series E Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series E Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Company of shares of the Series E Preferred Stock to preserve its REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of the Series E Preferred Stock.
Subject to applicable law, the Company may purchase shares of the Series E Preferred Stock in the open market, by tender or by private agreement. Any shares of the Series E Preferred Stock that the Company acquires may be retired and re-classified as authorized but unissued shares of preferred stock, without designation as to class or series, and may thereafter be reissued as any class or series of preferred stock.
Change of Control Conversion Right
Upon the occurrence of a Change of Control, each holder of the Series E Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem some or all of the shares of the Series E Preferred Stock held by such holder as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption Upon Change of Control,” in which case such holder will have the right only with respect to shares of the Series E Preferred Stock that are not called for redemption) to convert some or all of the shares of the Series E Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of the Company’s common stock per share of the Series E Preferred Stock (the “common stock Conversion Consideration”) equal to the lesser of:
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(i) the quotient obtained by dividing (x) the sum of the $25.00 liquidation preference per share of the Series E Preferred Stock plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a dividend record date and prior to the corresponding dividend payment date for the Series E Preferred Stock, in which case no additional amount for such accumulated and unpaid dividends will be included in this sum) by (y) the common stock Price, as defined below (such quotient, the “Conversion Rate”); and (ii) 1.44675 (the “Share Cap”), subject to certain adjustments as described below.
Except as set forth in the Articles Supplementary for the Series E Preferred Stock and as otherwise required by law, the persons who are the holders of record of shares of the Series E Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such dividend record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such dividend record date. Except as provided above, the Company will make no allowance for unpaid dividends that are not in arrears on the shares of the Series E Preferred Stock to be converted.
The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Company’s common stock to existing holders of its common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of the Company’s common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of the Company’s common stock outstanding immediately after giving effect to such Share Split and the denominator of which is the number of shares of the Company’s common stock outstanding immediately prior to such Share Split.
For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of the Company’s common stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed the product of the Share Cap times the aggregate number of shares of the Series E Preferred Stock issued and outstanding at the Change of Control Conversion Date (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.
In the case of a Change of Control pursuant to which our common stock is or will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of the Series E Preferred Stock will receive upon conversion of such shares of the Series E Preferred Stock, the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of the Company’s common stock equal to the common stock Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”); the common stock Conversion Consideration or the Alternative Conversion Consideration, whichever shall be applicable to a Change of Control, is referred to as the “Conversion Consideration”).
If the holders of the Company’s common stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration in respect of such Change of Control will be deemed to be the kind and amount of consideration actually received by holders of a majority of the outstanding shares of the Company’s common stock that made or voted for such an election (if electing between two types of consideration) or holders of a plurality of the outstanding shares of the Company’s common stock that made or voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of the Company’s common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in such Change of Control.
The Company will not issue fractional shares of its common stock upon the conversion of the Series E Preferred Stock in connection with a Change of Control. Instead, the Company will make a cash payment equal to the value of such fractional shares based upon the common stock Price used in determining the common stock Conversion Consideration for such Change of Control.
Within 15 days following the occurrence of a Change of Control, provided that the Company has not then exercised its right to redeem all shares of the Series E Preferred Stock pursuant to the redemption provisions described above, the Company will provide to holders of the Series E Preferred Stock a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:
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the events constituting the Change of Control;

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the date of the Change of Control;

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the last date on which the holders of the Series E Preferred Stock may exercise their Change of Control Conversion Right;

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the method and period for calculating the Common Stock Price;

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the Change of Control Conversion Date;

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that if, prior to the Change of Control Conversion Date, the Company has provided notice of its election to redeem all or any shares of the Series E Preferred Stock, holders will not be able to convert the shares of the Series E Preferred Stock called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of the Series E Preferred Stock;

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the name and address of the paying agent, transfer agent and conversion agent for the Series E Preferred Stock;

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the procedures that the holders of the Series E Preferred Stock must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a Depositary (as defined below)), including the form of conversion notice to be delivered by such holders as described below; and

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the last date on which holders of the Series E Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

Under such circumstances, the Company also will issue a press release containing such notice for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), and post a notice on our website, in any event prior to the opening of business on the first business day following any date on which the Company provides the notice described above to the holders of the Series E Preferred Stock.
To exercise the Change of Control Conversion Right, the holders of the Series E Preferred Stock will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) representing the shares of the Series E Preferred Stock to be converted, duly endorsed for transfer (or, in the case of any shares of the Company Series E Preferred Stock held in book-entry form through a Depositary, to deliver, on or before the close of business on the Change of Control Conversion Date, the shares of the Company Series E Preferred Stock to be converted through the facilities of such Depositary), together with a written conversion notice in the form provided by the Company, duly completed, to its transfer agent. The conversion notice must state:
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the relevant Change of Control Conversion Date;

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the number of shares of the Series E Preferred Stock to be converted; and

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that the shares of the Series E Preferred Stock are to be converted pursuant to the applicable provisions of the Series E Preferred Stock.

The “Change of Control Conversion Date” is the date the Series E Preferred Stock is to be converted, which will be a business day selected by the Company that is no fewer than 20 days nor more than 35 days after the date on which the Company provides the notice described above to the holders of the Series E Preferred Stock.

The “Common Stock Price” is (i) if the consideration to be received in the Change of Control by the holders of the Company’s common stock is solely cash, the amount of cash consideration per share of its common stock or (ii) if the consideration to be received in the Change of Control by holders of the Company’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Company common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.
Holders of the Series E Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal delivered by any holder must state:
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the number of withdrawn shares of the Series E Preferred Stock;

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if certificated Series E Preferred Stock has been surrendered for conversion, the certificate numbers of the withdrawn shares of the Series E Preferred Stock; and

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the number of shares of the Series E Preferred Stock, if any, which remain subject to the holder’s conversion notice.

Notwithstanding the foregoing, if any shares of the Series E Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) or a similar depositary (each, a “Depositary”), the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures, if any, of the applicable Depositary.
Series E Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date the Company has provided notice of its election to redeem some or all of the shares of the Series E Preferred Stock, as described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption Upon Change of Control,” in which case only the shares of the Series E Preferred Stock properly surrendered for conversion and not properly withdrawn that are not called for redemption will be converted as aforesaid. If the Company elects to redeem shares of the Series E Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of the Series E Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price described above under “— Redemption — Optional Redemption” or “— Redemption — Special Optional Redemption Upon Change of Control,” as applicable.
The Company will deliver all securities, cash and any other property owing upon conversion no later than the third business day following the Change of Control Conversion Date. Notwithstanding the foregoing, the persons entitled to receive any shares of the Company’s common stock or other securities delivered on conversion will be deemed to have become the holders of record thereof as of the Change of Control Conversion Date.
In connection with the exercise of any Change of Control Conversion Right, the Company will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of shares of the Series E Preferred Stock into shares of the Company’s common stock or other property. Notwithstanding any other provision of the Series E Preferred Stock, no holder of the Series E Preferred Stock will be entitled to convert such shares of the Series E Preferred Stock into shares of the Company’s common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the applicable share ownership limitations contained in our Charter. Please see the section entitled “Restrictions on Ownership and Transfer.”
The Change of Control conversion feature may make it more difficult for a third party to acquire the Company or discourage a party from acquiring it.
Except as provided above in connection with a Change of Control, the Series E Preferred Stock is not convertible into or exchangeable for any other securities or property.
Limited Voting Rights
Holders of the Series E Preferred Stock do not have any voting rights, except as set forth below.
Whenever dividends on any shares of the Series E Preferred Stock are in arrears for six or more quarterly dividend periods, whether or not consecutive, the number of directors constituting the Board will be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of the Company’s preferred stock the Company has issued or may issue upon which like voting rights have been conferred and are exercisable and with which the Series E Preferred Stock is entitled to vote as a class with respect to the election of those two directors), and the holders of the Series E Preferred Stock, voting as a single class with all other classes or series of preferred stock the Company has issued or may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of those two directors will be entitled to vote for the election of those two additional directors at a special meeting called by the Company at the request of the holders of record of at least 25% of the outstanding shares of the Series E Preferred Stock or by the holders of any other class or series of preferred stock upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders), and at each subsequent annual meeting until all dividends accumulated on the Series E Preferred Stock for all past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment. In that case, the right of holders of the Series E Preferred Stock to elect any directors will cease and, unless there are other classes or series of the Company’s preferred stock upon which like voting rights have been conferred and are exercisable, the term of office of any directors elected by holders of the Series E Preferred Stock shall immediately terminate and the number of directors constituting the board of directors shall be reduced accordingly. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series E Preferred Stock (voting together as a separate class with all other classes or series of preferred stock the Company may issue upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series E Preferred Stock in the election of such directors) pursuant to these voting rights exceed two.
If a special meeting is not called by the Company within 30 days after request from the holders of the Series E Preferred Stock as described above, then the holders of record of at least 25% of the outstanding Series E Preferred Stock may designate a holder to call the meeting at our expense.
On each matter on which holders of the Series E Preferred Stock are entitled to vote, each share of the Series E Preferred Stock will be entitled to one vote, except that when shares of any other class or series of the Company’s preferred stock have the right to vote with the Series E Preferred Stock as a single class on any matter, the Series E Preferred Stock and the shares of each such other class or series will have one vote for each $25.00 of liquidation preference (excluding accumulated dividends).
So long as any shares of the Series E Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series E Preferred Stock outstanding at the time, voting together as a single class with all series of preferred stock ranking on a parity with the Series E Preferred Stock that the Company may issue and upon which like voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the Company’s authorized capital stock into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of our Charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock (each, an “Event”); provided, however, with respect to the occurrence of any Event set forth in (b) above, so long as the Series E Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series E Preferred Stock and, provided further, that any increase in the amount of the authorized common stock or preferred stock, including the Series E Preferred Stock, or the creation or issuance of any additional Series E Preferred Stock or other series of preferred stock that the Company may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series E Preferred Stock that the Company may issue with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. Notwithstanding the foregoing, holders of any parity preferred stock shall not be entitled to vote together as a class with the holders of the Series E Preferred Stock on any amendment, alteration or repeal of our Charter unless such action affects the holders of the Series E Preferred Stock and such parity preferred stock equally.
The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.
Except as expressly stated in the Articles Supplementary for the Series E Preferred Stock, the Series E Preferred Stock does not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.
Information Rights
During any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act and any shares of the Series E Preferred Stock are outstanding, the Company will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of the Series E Preferred Stock, as their names and addresses appear on our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any holders or prospective holder of the Series E Preferred Stock. the Company will use its best effort to mail (or otherwise provide) the information to the holders of the Series E Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Company were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Company would be required to file such periodic reports if the Company were a “non-accelerated filer” within the meaning of the Exchange Act.
Preemptive Rights
No holders of the Series E Preferred Stock, as holders of the Series E Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of its other securities.
Book-Entry Procedures
DTC will act as securities depositary for the Series E Preferred Stock. The Company will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of shares of the Series E Preferred Stock. The Company will deposit these certificates with DTC or a custodian appointed by DTC. The Company will not issue certificates to holders of the Series E Preferred Stock for shares of the Series E Preferred Stock, unless DTC’s services are discontinued as described below.
Title to book-entry interests in the Series E Preferred Stock will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC. Each person owning a beneficial interest in shares of the Series E Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series E Preferred Stock.
DTC has advised the Company that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.
When shares of the Series E Preferred Stock are purchased within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series E Preferred Stock on DTC’s records. Holders of the Series E Preferred Stock will be considered to be the “beneficial owner” of the Series E Preferred Stock. Such beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts shares of the Series E Preferred Stock are credited.
Holders of the Series E Preferred Stock will not receive written confirmation from DTC of the purchase of the Series E Preferred Stock. The Direct or Indirect Participants through whom the Series E Preferred Stock were purchased should send such holders written confirmations providing details of the transactions, as well as periodic statements of the holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers.
Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
The Company understands that, under DTC’s existing practices, in the event that the Company requests any action of the holders, or an owner of a beneficial interest in a global security, such as a holder of the Series E Preferred Stock, desires to take any action which a holder is entitled to take under our Charter (including the Articles Supplementary for the Series E Preferred Stock), DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.
Any redemption notices with respect to the Series E Preferred Stock will be sent to Cede & Co. If less than all of the outstanding shares of the Series E Preferred Stock are being redeemed, DTC will reduce each Direct Participant’s holdings of shares of the Series E Preferred Stock in accordance with its procedures.
In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the shares of the Series E Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the shares of the Series E Preferred Stock are credited to on the record date, which are identified in a listing attached to the omnibus proxy.
Dividends on the Series E Preferred Stock will be made directly to DTC’s nominee (or its successor, if applicable). DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.
Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, the Company or any agent of the Company.
DTC may discontinue providing its services as securities depositary with respect to the Series E Preferred Stock at any time by giving reasonable notice to the Company. Additionally, the Company may decide to discontinue the book-entry only system of transfers with respect to the Series E Preferred Stock. In that event, the Company will print and deliver certificates in fully registered form for the Series E Preferred Stock. If DTC notifies the Company that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, the Company will issue the Series E Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.
According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Listing
The Series E Preferred Stock is listed on the New York Stock Exchange under the symbol “FBRT PRE.”
Transfer Agent and Registrar
The transfer agent and registrar for the Series E Preferred Stock is American Stock Transfer & Trust Company, LLC.
Series H Convertible Preferred Stock
The Series H Preferred Stock ranks senior to the common stock and on parity with the Series E Preferred Stock with respect to priority in dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company. The liquidation preference of each share of Series H Preferred Stock is the greater of (i) $5,000 plus accrued and unpaid dividends, and (ii) the amount that would be received upon a conversion of the Series H Preferred Stock into the Company’s common stock.
Dividends on the Series H Preferred Stock, which are typically declared and paid quarterly, accrue at a rate equal to the greater of (i) an annual amount equal to 4.0% of the liquidation preference per share and (ii) the dividends that would have been paid had such share of Series H Preferred Stock been converted into a share of common stock on the first day of such quarter, subject to proration in the event the share of Series H Preferred Stock is not outstanding for the full quarter. Dividends are paid in arrears. Dividends will accumulate and be cumulative from the most recent date to which dividends had been paid.

Each outstanding share of Series H Preferred Stock shall convert into 299.2 shares of common stock (the “Conversion Rate”), subject to anti-dilution adjustments described in the Articles Supplementary of the Series H Preferred Stock, on January 21, 2025 (the “Mandatory Conversion”). The holder of the Series H Preferred Stock has the right to convert up to 4,487 shares of Series H Preferred Stock one time in each calendar month through December 2024, upon 10 business days’ advance notice to the Company..
In the event of the sale of all or substantially all of the business or assets of the Company (by sale, merger, consolidation or otherwise) or the acquisition by any person of more than 50% of the total economic interests or voting power of all securities of the Company (a “Change of Control”), in each case prior to the automatic conversion date set forth above, each holder of Series H Preferred Stock will have the right, prior to consummation of such transaction, to convert its Series H Preferred Stock into common stock at the Conversion Rate. In addition, in the event of a change of control (as defined in the Articles Supplementary of the Series H Preferred Stock) of the Advisor or a Change of Control that is related to the removal of the Advisor, both the Company and the holder shall have the right, prior to consummation of the transaction, to require the redemption of the Series H Preferred Stock for the liquidation preference.
Holders of the Series H Preferred Stock (voting as a single class with holders of common stock) are entitled to vote on each matter submitted to a vote of the stockholders of the Company upon which the holders of common stock are entitled to vote. The number of votes applicable to a share of outstanding Series H Preferred Stock will be equal to the number of shares of common stock a share of Series H Preferred Stock could have been converted into as of the record date set for purposes of such stockholder vote (rounded down to the nearest whole number of shares of common stock). In addition, the affirmative vote of the holders of two-thirds of the outstanding shares of Series H Preferred Stock, voting as a single class with other shares of parity preferred stock, is required to approve the issuance of any equity securities senior to the Series H Preferred Stock and to take certain actions materially adverse to the holders of the Series H Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES
The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such securities. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, our charter and the form of articles supplementary for the applicable series of preferred stock.
General
We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among the Company, the depositary and the holders of the certificates evidencing depositary shares, or “depositary receipts.” Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by the Company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with the Company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of the Company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.
Redemption
If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.
Voting
Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between the Company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
The deposit agreement will be permitted to be terminated by the Company upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of the Company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of the Company not so represented by depositary shares.

Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.
Neither the depositary nor the Company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its gross negligence or willful misconduct. Neither the depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The Company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and the Company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from the Company.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of the securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any listing of warrants on any securities exchange;

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if appropriate, a discussion of United States federal income tax consequences; and

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any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each stockholder;

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the amount of our securities that may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, warrants, subscription rights or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
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the terms of the units and of any of the common stock, preferred stock, depositary shares, warrants or subscription rights comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL
CORPORATION LAW AND OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws is a summary and is qualified in its entirety by reference to our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, and by the MGCL. See “Where To Find Additional Information.”
Our Board of Directors
Our Charter and Bylaws provide that the number of directors we have may be established only by our board of directors. Currently, we have seven directors. Subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.
Removal of Directors
Our Charter provides that subject to the rights of holders of one or more classes or series of Preferred Stock, any director or the entire Board may be removed from office at any time but only for cause, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this provision, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.
Restrictions on Business Combinations and Change of Control Transactions
Refer to “Certain Anti-takeover Matters” below for a discussion of provisions of our Charter and bylaws and Maryland law that may restrict business combinations and change of control transactions.
Meetings of Stockholders
Pursuant to our Bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by our board of directors. The chairman of the board, the president, the chief executive officer, a majority of the board of directors or a majority of the independent directors (as defined in the Charter) may call a special meeting of the stockholders. Subject to the provisions of our Bylaws, a special meeting of our stockholders to act on any matter will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting containing the information required by our Bylaws.
Amendment to our Charter and Bylaws
Except for amendments to the provision of our Charter relating to the vote required to remove a director, and amendments to the vote required to amend these provisions (which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our Charter generally may be amended only if advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
The Board has the power to adopt, alter or repeal any provision of our Bylaws and to make new Bylaws. In addition, the stockholders have the power adopt, alter or repeal any provision of our Bylaws and to make new Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter at a duly called meeting of the stockholders at which a quorum is present.
Advance Notice of Director Nominations and New Business
Our Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice provisions set forth in our Bylaws.
With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has provided notice to us within the time period, and containing the information, specified by the advance notice provisions set forth in our Bylaws.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its Charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and was material to the cause of action. Our Charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our Charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our Charter authorizes us to obligate ourselves and our Bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any individual who is a present or former director or officer of the company; or

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any individual who, while a director or officer of the company and at the request of the company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in that capacity.

Our Charter and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
REIT qualification
Our Charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.
Certain Anti-takeover Matters
Our Charter and our Bylaws, and the MGCL, contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with its board of directors. The Company believes that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interest of its stockholders.
Business Combinations.
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has adopted a resolution exempting any business combination with the Advisor or any affiliate of the Advisor. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between the Company and the Advisor or any affiliate of the Advisor. As a result, the Advisor or any affiliate of the Advisor may be able to enter into business combinations with the Company that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.
Control Share Acquisitions.
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:
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owned by the acquiring person;

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owned by the Company’s officers; and

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owned by the Company’s employees who are also directors.

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“Control shares” mean voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer in respect of which the acquirer can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

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one-tenth or more, but less than one-third of all voting power;

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one-third or more, but less than a majority of all voting power; or

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a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel the Board to call a special meeting of stockholders to be held within 50 days of a request to consider the voting rights of the control shares. If no request for a meeting is made, the Company may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement on or before the 10th day after the control share acquisition as required by the statute, then, subject to some conditions and limitations, the Company may acquire any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if the Company is a party to the transaction or to acquisitions approved or exempted by our Charter or our Bylaws.
As permitted by the MGCL, our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of the Company’s stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.
Subtitle 8.
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
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a classified board,

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a two-thirds vote requirement for removing a director,

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a requirement that the number of directors be fixed only by vote of the directors,

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a requirement that a vacancy on the board of directors be filled only by affirmative vote of a majority of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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a majority requirement for the calling of a special meeting of stockholders.

The Company has elected that, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the directorship in which the vacancy occurred. Through provisions in our Charter and Bylaws unrelated to Subtitle 8, the Company already vests in the board of directors the exclusive power to fix the number of directorships, has a two-thirds vote requirement for the removal of directors and requires the request of stockholders entitled to cast a majority of the votes entitled to be cast to call a special meeting.
Exclusive Forum
Our Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, or any successor provision thereof; (b) any derivative action or proceeding brought on behalf of the Company; (c) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Company to the Company or to the stockholders of the Company; (d) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the MGCL, our Charter or our Bylaws; or (e) any action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. This exclusive forum provision is intended to apply to claims arising under Maryland state law and would not apply to claims brought pursuant to the Exchange Act or Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction.
Amendment of the Company’s Organizational Documents
Except for those amendments permitted to be made without stockholder approval, our Charter may be amended, after approval by the Board, by the affirmative vote of a majority of the votes entitled to be cast on the matter (except for amendments of the provisions of our Charter related to removal of directors and amendment of our Charter, which require the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter). Our Bylaws may be amended either by the Board or a vote by the affirmative vote of a majority of the votes entitled to be cast on the matter.

RESTRICTIONS ON OWNERSHIP AND TRANSFER
Restrictions on Ownership and Transfer
In order for the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), the Company must meet the following criteria regarding our stockholders’ ownership of its shares:
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five or fewer individuals (as defined in the Code to include specified private foundations, employee benefit plans and trusts and charitable trusts) may not own, directly or indirectly, more than 50% in value of the Company’s outstanding shares during the last half of a taxable year, other than its first REIT taxable year; and

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100 or more persons must beneficially own our shares during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

The Company may prohibit certain acquisitions and transfers of shares so as to ensure its initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because the Company believes it is essential for it to qualify as a REIT, and, once qualified, to continue to qualify, among other purposes, pursuant to our Charter, our board of directors has established (subject to certain exceptions) that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 7.9% in value of the aggregate of its outstanding shares of stock or more than 7.9% (in value or in number of shares, whichever is more restrictive) of any class or series of shares of its stock.
The Board, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors, including certain representations and undertakings required by our Charter, is presented that such ownership will not then or in the future jeopardize its status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in its best interests to continue to qualify as a REIT or that compliance is no longer necessary for REIT qualification.
Additionally, our Charter prohibits the transfer or ownership of its stock if such transfer or ownership would:
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with respect to transfers only, result in our stock being beneficially owned by fewer than 100 persons, determined without reference to any rules of attribution;

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result in the Company being “closely held” within the meaning of Code Section 856(h) (regardless of whether the ownership interest is held during the last half of a taxable year);

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result in the Company owning, directly or indirectly, more than 9.8% of the ownership interests in any tenant or subtenant; or

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otherwise result in our disqualification as a REIT.

Any attempted transfer of the Company’s stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will not acquire any rights in such stock. In the event of any attempted transfer of the Company’s stock which, if effective, would result in (i) violation of the ownership limit discussed above, (ii) in its being “closely held” under Code Section 856(h), (iii) its owning (directly or indirectly) more than 9.8% of the ownership interests in any tenant or subtenant or (iv) its otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust will be referred to in this prospectus as “Excess Securities.” If the transfer of Excess Securities to a beneficial trust would not be effective for any reason to prevent any of the above violations, then the transfer of that number of shares that would otherwise cause the violation will be null and void and the proposed transferee will not acquire any rights in the shares. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The proposed transferee will have no rights with respect to the Excess Securities and will not benefit economically from the Excess Securities.

The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all dividends and other distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our Charter further entitles the trustee of the beneficial trust to vote all Excess Securities. Subject to Maryland law, the trustee will also have the authority (i) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
The trustee of the beneficial trust will select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 7.9% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would have violated the 7.9% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds, or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee.
In addition, the Company has the right to purchase any Excess Securities at the lesser of (i) the price per share paid in the transfer that created the Excess Securities (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (ii) the market price on the date the Company, or its designee, exercise such right. the Company may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. The Company will have the right to purchase the Excess Securities until the trustee has sold the shares. Upon a sale to the Company, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee.
Any person who (i) acquires or attempts or intends to acquire shares in violation of the foregoing ownership limitations, or (ii) would have owned shares that resulted in a transfer to a charitable trust, is required to give the Company immediate written notice or, in the case of a proposed or intended transaction, 15 days’ written notice. In both cases, such persons must provide to the Company such other information as the Company may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in its best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons so exempted (prospectively or retroactively) from the ownership limit by the Company’s board of directors based upon appropriate assurances, including certain representations and undertakings required by our Charter, that its qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver written notice setting forth the name and address of such owner, the number of shares beneficially owned, directly or indirectly, and a description of the manner in which such shares are held.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
General
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our capital stock that you, as a potential stockholder, may consider relevant. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Code; current, temporary and proposed Treasury Regulations promulgated thereunder; current administrative interpretations and practices of the IRS; and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary of certain federal income tax consequences applies to you only if you acquire and hold our capital stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our capital stock in light of your particular circumstances. For example, except to the extent discussed under the headings “— Taxation of Holders of Our Common Stock — Taxation of Tax-Exempt Stockholders” and “— Taxation of Holders of Our Common Stock — Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:
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a broker-dealer or a dealer in securities or currencies;

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an S corporation;

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a partnership or other pass-through entity;

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a bank, thrift or other financial institution;

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a regulated investment company or a REIT;

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an insurance company;

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except as otherwise addressed herein, a tax-exempt organization;

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subject to the alternative minimum tax provisions of the Code;

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holding our capital stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

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holding our capital stock through a partnership or other pass-through entity;

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except as otherwise addressed herein, a non-U.S. corporation, non-U.S. trust, non-U.S. estate, or an individual who is not a resident or citizen of the United States;

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a U.S. person whose “functional currency” is not the U.S. dollar; or

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a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our capital stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our capital stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our capital stock by the partnership.
The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our capital stock.

This summary generally does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
This summary of certain material federal income tax consideration is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our capital stock.
Taxation of Franklin BSP Realty Trust, Inc.
We elected to be treated as a REIT effective for our taxable year ended on December 31, 2013. We believe that we have been organized and have operated in a manner to that has permitted us to qualify for taxation as a REIT from the effective date of our REIT election.
A REIT generally is not subject to U.S. federal income tax on the “REIT taxable income” (generally, taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid and excluding net capital gain) that it distributes to shareholders, provided that the REIT meets the annual REIT distribution requirement and the other requirements for qualification as a REIT under the Code. We believe that we are organized and have operated, and we intend to continue to operate, in a manner so as to qualify for taxation as a REIT under the Code. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including (through our actual annual (or in some cases quarterly) operating results) requirements relating to income, asset ownership, distribution levels and diversity of share ownership. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet such requirements in the future. See “— Failure to Qualify.”
The sections of the Code that relate to our qualification and taxation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the Code sections that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations, and related administrative and judicial interpretations.
Taxation of REITs in General
As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.” While we intend to continue to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to Qualify” below.
Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that currently is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation. A “C corporation” is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income, net of corporate income taxes paid, is distributed thereto. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends by us to holders of our common stock. Any net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to our stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize.
Even if we qualify to be taxed as a REIT, we nonetheless will be subject to U.S. federal income tax in the following circumstances:
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We will be taxed at regular corporate income tax rates on any undistributed “REIT taxable income,” including undistributed net capital gain, for any taxable year. REIT taxable income is the taxable income of the REIT, subject to specified adjustments, including a deduction for dividends paid.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

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If we elect to treat property that we acquire in connection with certain leasehold terminations or a foreclosure of a mortgage loan as “foreclosure property,” we may thereby avoid (1) the 100% prohibited transactions tax on gain from a resale of that property (if the sale otherwise would constitute a prohibited transaction); and (2) the inclusion of any income from such property as non-qualifying income for purposes of the REIT gross income tests discussed below. Income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test, or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

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If we violate the asset tests (other than a de minimis failure of the 5% or 10% asset test) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to at least $50,000 per failure, which, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest U.S. federal corporate income tax rate (currently 21%), if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods (collectively, the “required distribution”), we will be subject to a non-deductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts upon which we paid U.S. federal corporate income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders.

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We will be subject to a 100% penalty tax on amounts we receive from, on certain expenses deducted by, and on certain service income imputed to, a TRS if certain arrangements between us and our TRSs are not comparable to similar arrangements among unrelated parties.

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If we acquire appreciated assets from a corporation that is or has been a C corporation (or a partnership in which a C corporation is a partner) in a transaction in which our tax basis in the assets is determined by reference to the C corporation’s (or such partnership’s) tax basis in such assets, provided no election is made for the transaction to be taxable currently, we will be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following the acquisition from the C corporation (or partnership).

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We may elect to retain and pay U.S. federal corporate income tax on our net long-term capital gain.

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The earnings of our subsidiaries that are C corporations, including our TRSs, are subject to domestic and/or foreign corporate income tax.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Similar rules apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.” A “disqualified organization” includes:
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the United States;

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any state or political subdivision of the United States;

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any foreign government;

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any international organization;

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any agency or instrumentality of any of the foregoing;

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any other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

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any rural electrical or telephone cooperative.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property, gross receipts and other taxes on our assets and operations. We also could be subject to tax in other situations and on transactions not presently contemplated.
Requirements for Qualification — General
To qualify as a REIT, we must elect to be treated as a REIT, and we must meet various (a) organizational requirements, (b) gross income tests, (c) asset tests, and (d) annual dividend requirements. The Code defines a REIT as a corporation, trust or association:
(1)   that is managed by one or more trustees or directors;
(2)   the beneficial ownership of which is evidenced by transferable stock, or by transferable certificates of beneficial interest;
(3)   that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;
(4)   that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(5)   the beneficial ownership of which is held by 100 or more persons;
(6)   during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities and as determined by applying certain attribution rules);
(7)   that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all of the relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT qualification;
(8)   that uses a calendar year for U.S. federal income tax purposes;
(9)   that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and
(10)   that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.
The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding stock of a REIT in proportion to their actual interests in the trust for purposes of condition (6) above.
To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of 5% or more of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If such record holder fails or refuses to comply with the demands, such record holder will be required by Treasury regulations to submit a statement with such record holder’s tax return disclosing such record holder’s actual ownership of our stock and other information. We have complied, and currently intend to continue to comply, with these requirements.
We believe that we have been organized, have operated and have issued sufficient shares of stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (10). Our charter provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above. These restrictions, however, do not ensure that we previously have satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, such stock ownership requirements. If we fail to satisfy these requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the demand and record-keeping requirements described in the previous paragraph and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6), we will be treated as having satisfied this requirement. See “— Failure to Qualify as a REIT.”
Effect of Subsidiary Entities
Disregarded Entities and Partnerships.   An unincorporated domestic entity, such as a limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests.
If a REIT is a partner in a partnership, the REIT will be deemed to own its proportionate capital share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that capital share. Also, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests. In addition, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entity or arrangement treated as a partnership for tax purposes.
Generally, U.S. federal income tax audits of partnerships and the collection of any tax resulting from such audits or other tax proceedings can result in liabilities at the partnership rather than at the partner level. Under the partnership audit rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them. Therefore, it is possible that any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, U.S. federal income tax, interest, and penalties resulting from a U.S. federal income tax audit of that partnership, and as a result we may bear more than our proportionate share of such tax, interest, and penalties.
Qualified REIT Subsidiaries.   A corporation that is a qualified REIT subsidiary, or QRS, is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a QRS are treated as assets, liabilities and items of income, deduction and credit of the parent REIT. A QRS is a corporation for income tax purposes, other than a TRS (as defined below), all of the stock of which is owned by a REIT. Thus, in applying the requirements described herein, any QRS that we own will be ignored for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.
Taxable REIT Subsidiaries.   A TRS is an entity that is taxable as a corporation in which a REIT owns, directly or indirectly, an equity interest, including stock, and that elects with the REIT to be treated as a TRS under the Code. A TRS is a C corporation subject to U.S. federal income tax at applicable corporate income tax rates. The gross income and assets of our TRSs are not attributable to us for purposes of satisfying the REIT income and asset test requirements.
The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns securities possessing more than 35% of the total voting power or total value of the outstanding securities of such corporation will automatically be treated as a TRS. We are not treated as holding the assets of a TRS or as receiving any income that the subsidiary earns. Rather, the stock issued by a TRS to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our compliance with the gross income and asset tests. Because we do not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Under current law, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests
We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC is treated as interest income derived from mortgage loans secured by real property; certain income from qualified temporary investments; and gains from the sale of real estate assets. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from “hedging transactions,” as defined in “— Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select commercial real estate equity investments or to hedge certain foreign currency risks and that are clearly and timely identified as hedges will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.
Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue or through a TRS. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide non-customary services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We hold certain mezzanine loans and may originate or acquire other mezzanine loans. Mezzanine loans are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003-65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, some of our mezzanine loans may not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We believe that we currently invest in mezzanine loans, and intend to continue to invest in mezzanine loans, in a manner that will enable us to satisfy the REIT gross income and asset tests.
We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may acquire participations in commercial real estate debt that we believe qualify for purposes of the REIT asset tests described below, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.
Many of the terms of the mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting the mortgage-backed securities that we hold or expect to acquire have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. Revenue Procedure 2014-51 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications will qualify for the safe harbor in Revenue Procedure 2014-51. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage-backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2014-51 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.
We own CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in REMICs for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.
We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “— Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year:
First, at least 75% of the value of our total assets must consist of: (a) cash or cash items, including certain receivables, (b) government securities, (c) real estate assets, including interests in real property, leaseholds and options to acquire real property and leaseholds, (d) interests in mortgages on real property (including an interest in an obligation secured by a mortgage on both real property and personal property if the fair market value of the personal property does not exceed 15% of the total fair market value of all the property securing the obligation) or on interests in real property, (e) stock in other REITs, (f) debt instruments issued by publicly offered REITs (i.e., REITs which are required to file annual and periodic reports with the SEC under the Exchange Act), (g) personal property leased in connection with real property to the extent that rents attributable to such personal property do not exceed 15% of the total rent received under the lease and are treated as “rents from real property”; and (h) investments in stock or debt instruments during the one year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five year term;
Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets;
Third, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities;
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs;
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test; and
Sixth, no more than 25% of our total assets may consist of debt instruments issued by publicly offered REITs that qualify as “real estate assets” only because of the express inclusion of “debt instruments issued by publicly offered REITs” in the definition.
For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term

“securities” generally does not include debt securities issued by a partnership to the extent of our interest as a partner of the partnership or if at least 75% of the partnership’s gross income (excluding income from prohibited transactions) is qualifying income for purposes of the 75% gross income test. In addition, “straight debt” and certain other instruments are not treated as “securities” for purposes of the 10% value test.
Taxable REIT Subsidiary.   A REIT may directly or indirectly own stock in a TRS. A TRS may be any corporation in which we directly or indirectly own stock and where both we and the subsidiary make a joint election to treat the corporation as a TRS, in which case it is treated separately from us and will be subject to U.S. federal corporate income taxation. Stock of a TRS is not subject to the 10% or 5% asset tests. Instead, the value of all taxable REIT securities owned by us cannot exceed 20% of the value of our assets.
Failure to Satisfy the Asset Tests.   We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT status if:
•
we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. For example, there are relief provisions that are generally available for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within six months following the quarter in which it was discovered. Additionally, there are provisions that allow a REIT that fails one or more of the asset requirements to maintain its qualification as a REIT if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with Treasury Regulations, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 per failure and a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (i) any loan made to an individual or an estate; (ii) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “— Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets and income we derive from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and our income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT will be required to either distribute the excess inclusion income or pay a tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate of 30% (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above pursuant to which certain loans secured by a first priority security interest in equity interests in a pass-through entity that directly or indirectly own real property will be treated as qualifying assets for purposes of the 75% real estate asset test and therefore not be subject to the 10% vote or value test. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to continue to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance we will be successful in this regard.
As discussed above, we may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans originated by other lenders. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests and interest that we derive from such investments as qualifying mortgage interest for purposes of the 75% and 95% gross income tests discussed above. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10 million. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.
We expect that the commercial real estate securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test.
We monitor compliance on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.
Annual Distribution Requirements
In order to continue to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an aggregate amount at least equal to:
(a)
the sum of:

(1)   90% of our “REIT taxable income” (computed without regard to the dividends paid deduction or our net capital gain or loss), and
(2)   90% of our after-tax net income, if any, from foreclosure property, minus
(b)
the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.
To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at the regular corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.
To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.
It is possible that, from time-to-time, we may not have sufficient cash to meet the distribution requirements due to timing differences between the actual receipt of cash and our inclusion of items in income for federal income tax purposes. Potential sources of non-cash taxable income include real estate and securities that have been financed through securitization structures, such as the term-debt structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage-backed securities we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current payments in cash. In the event that such timing differences occur, it might be necessary to arrange for short-term, or possibly long-term, borrowings to meet the distribution requirements or to pay dividends in the form of taxable in-kind distributions of property.
Subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers, which may have the effect of increasing our REIT taxable income. If these timing differences occur, including those described below under the heading “— Cash/Income Differences,” we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
We may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates. In addition, we would possibly also be subject to certain taxes that are applicable to non-REIT corporations, including the nondeductible 1% excise tax on certain stock repurchases. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to shareholders, and any distributions that are made to shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends. For taxable years beginning before January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Alternatively, such dividends paid to U.S. shareholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends-received deduction,
Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. In addition, if we merge with another REIT and we are the “successor” to the other REIT, the other REIT’s disqualification from taxation as a REIT would prevent us from being taxed as a REIT for the four taxable years following the year during which the other REIT’s qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.
Prohibited Transactions
Net income derived from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property: (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property; (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.
Hedging Transactions
We expect to enter into hedging transactions, from time-to-time, with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, any periodic income or gain from the disposition of that contract are disregarded for purposes of the 75% and 95% gross income tests. We are required to identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes, or to the extent that a portion of our loans are not secured by “real estate assets” (as described under “— Asset Tests”) or in other situations, the income from those transactions will likely be treated as non-qualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Taxable Mortgage Pools
An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if: (i) substantially all of its assets consist of debt obligations or interests in debt obligations; (ii) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates; (iii) the entity has issued debt obligations (liabilities) that have two or more maturities; and (iv) the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.
A TMP generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a QRS that is a TMP. If a REIT owns directly, or indirectly through one or more QRSs or other entities that are disregarded as separate entities for U.S. federal income tax purposes, 100% of the equity interests in the TMP, the TMP will be a QRS and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.
An investment by us in an arrangement that is classified as a TMP will be subject to tax as a separate corporation unless we own 100% of the equity in such TMP arrangement so that it is treated as a QRS, as discussed above. Whether an arrangement is or is not a TMP may not be susceptible to precise determination. If an investment in which we own an interest is characterized as a TMP and thus as a separate corporation, we will satisfy the 100% ownership requirement only so long as we own all classes of securities that for tax purposes are characterized as equity, which is often an uncertain factual issue. Accordingly, if an investment in which we own an interest is characterized as a TMP that does not qualify as a QRS, we may be unable to comply with the REIT asset tests that restrict our ability to own most corporations. Certain of our securitizations have resulted in the creation of a TMP for U.S. federal income tax purposes. For such securitizations, we own 100% of the equity interests in the TMP. As a result they are treated as QRSs and we generally are not adversely affected by the characterization as a TMP. A portion of the REIT’s income from a TMP arrangement that is not taxed as a separate corporation, which might be non-cash accrued income, could be treated as “excess inclusion income.” The manner in which excess inclusion income is calculated is not clear under current law. However, as required by IRS guidance, we intend to make such determinations based on what we believe to be a reasonable method. Under the IRS guidance, a REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. A REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
•
cannot be offset by any net operating losses otherwise available to the shareholder;

•
in the case of a shareholder that is a REIT, a regulated investment company or a common trust fund or other pass through entity, is considered excess inclusion income of such entity;

•
is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax;

•
results in the application of federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of non-U.S. shareholders; and

•
taxable (at the highest corporate tax rate) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

Tax-exempt investors, regulated investment company or REIT investors, non-U.S. investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
Cash/Income Differences
Our operating partnership may acquire debt instruments in the secondary market for less than their principal amount. The amount of such discount will generally be treated as a “market discount” for federal income tax purposes. It is also possible that certain debt instruments may provide for “payment-in-kind,” or PIK, interest which could give rise to “original issue discount” for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly traded” for federal income tax purposes, the modified debt in our hands may be considered to have been issued with original issue discount to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event that the debt is not considered to be “publicly-traded” for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire may be considered to have been issued with the original issue discount of the time it was modified.
In general, our operating partnership will be required to accrue original issue discount on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument. With respect to market discount, although generally our operating partnership is not required to accrue the discount annually as taxable income (absent an election to do so), interest payments with respect to any debt incurred to purchase the investment may not be deductible and a portion of any gain realized on our operating partnership’s disposition of the debt instrument may be treated as ordinary income rather than capital gain.
Finally, in the event that any debt instruments acquired by our operating partnership are delinquent as to mandatory principal and interest payments, or in the event a borrower with respect to a particular debt instrument acquired by our operating partnership encounters financial difficulty rendering it unable to pay stated interest as due, our operating partnership may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, the operating partnership may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that our operating partnership may recognize and allocate to us substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “— Annual Distribution Requirements.”
Tax Aspects of Investments in Partnerships
We will hold investments through entities, including our operating partnership, that are classified as partnerships for federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items from subsidiary partnerships for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by subsidiary partnerships. See “— Effect of Subsidiary Entities — Disregarded Entities and Partnerships.” Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we may have no control, or only limited influence, over the partnership.
Entity Classification
Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association taxable as a corporation for federal income tax purposes, it would be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “— Asset Tests” and “— Income Tests,” and in turn could prevent us from qualifying as a REIT. See “— Failure to Qualify” above for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of these partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to Partnership Properties
Under the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

To the extent that any of our partnerships acquire appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury Regulations provide for a similar allocation of any existing book-tax difference to the other (i.e., non-contributing) partners. These rules may apply to the contribution by us to our operating partnerships of the cash proceeds received in offerings of our stock. As a result, we could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership’s properties than would be the case if all of the partnership’s assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause us to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect our ability to comply with the REIT distribution requirements discussed above.
Partnership Audits
Liability is imposed on the partnership (rather than its partners) for adjustments to reported partnership taxable income resulting from audits or other tax proceedings. The liability can include an imputed underpayment of tax, calculated by using the highest marginal U.S. federal income tax rate, as well as interest and penalties on such imputed underpayment of tax. Using certain rules, partnerships may be able to transfer these liabilities to their partners. In the event any adjustments are imposed by the IRS on the taxable income reported by any subsidiary partnerships, we intend to utilize certain rules to the extent possible to allow us to transfer any liability with respect to such adjustments to the partners of the subsidiary partnerships who should properly bear such liability. However, there is no assurance that we will qualify under those rules or that we will have the authority to use those rules under the operating agreements for certain of our subsidiary partnerships.
State, Local and Foreign Taxes
We may be subject to state, local or foreign taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or foreign tax treatment of us may not conform to the federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders to be credited against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.
Taxation of Holders of Our Common Stock
The following is a summary of certain additional federal income tax considerations with respect to the ownership of our common stock.
Taxation of Taxable U.S. Shareholders
As used herein, the term “U.S. shareholder” means a holder of our common stock that for federal income tax purposes is:
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a citizen or resident of the U.S.;

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a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S., any of its states or the District of Columbia;

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an estate whose income is subject to federal income taxation regardless of its source; or

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a trust if: (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.
Taxation of U.S. Shareholders on Distributions on Our Capital Stock
For such time as we qualify to be taxed as a REIT, the distributions that we make to our U.S. shareholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends generally will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. federal rate) for qualified dividends received by most U.S. shareholders that are individuals, trusts or estates from taxable C corporations. However, for taxable years prior to January 1, 2026, generally U.S. shareholders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. In addition, such U.S. shareholders may be taxed at the preferential rates on dividends designated as qualified dividend income by and received from REITs, provided certain requirements described below are met, to the extent that the dividends are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT or a predecessor was subject to corporate-level income tax (less the amount of tax);

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qualified dividends received by the REIT during such taxable year from domestic TRSs, other taxable domestic C corporations and certain “qualifying foreign corporations” that satisfy certain requirements (discussed below); or

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income recognized in the prior taxable year from sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

A foreign corporation generally will be a “qualifying foreign corporation” if it is incorporated in a possession of the U.S., the corporation is eligible for benefits of an income tax treaty with the U.S. which the IRS determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the U.S. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.
In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the U.S. shareholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the U.S. shareholder will only be eligible to treat the dividend as qualifying dividend income if the U.S. shareholder is taxed at individual rates and meets certain holding requirements. In general, to treat a particular dividend as qualified dividend income, a U.S. shareholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend. Moreover, in no case may the amount we designate as qualified dividend income exceed the amount we distribute to our stockholders as dividends with respect to the taxable year. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the U.S. shareholder as qualified dividend income.
Distributions that we designate as capital gain dividends generally will be taxed to our U.S. shareholders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. shareholder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. shareholders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. shareholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of Our Company — Distribution Requirements.” U.S. shareholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. shareholders that are individuals, trusts and estates, and 21% in the case of U.S. shareholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than twelve months are subject to a 25% maximum U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will represent a return of capital and will not be taxable to a U.S. shareholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. shareholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. shareholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder’s shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain if the shares of stock have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a U.S. shareholder of record on a specified date in any such month will be treated as received by the U.S. shareholder on December 31 of such year, provided that we actually pay the dividend before January 31 of the following calendar year.
We will be treated as having sufficient earnings and profits to treat as a dividend any distribution that we treat as a dividend up to the amount of the required distribution (as defined above). As a result, U.S. shareholders may be required to treat as taxable dividends certain distributions that would otherwise result in tax-free returns of capital.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See “— Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits
Participants in our dividend reinvestment plan (“DRIP”) will be treated for tax purposes as having received a distribution equal to the fair market value on the date of distribution of the shares received even if they purchase the shares at a discount to fair market value. As a result, participants in our DRIP may have tax liability with respect to the deemed distribution amount, but they will not receive cash distributions to pay such liability.
Taxation of U.S. Shareholders on the Disposition of Our Capital Stock
If a U.S. shareholder sells or disposes of shares of our stock, it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the U.S. shareholder’s adjusted tax basis in the shares of stock. In general, capital gains recognized by U.S. shareholders that are individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (up to 37% for taxable years before January 1, 2026) if the stock is held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21% whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of shares of our stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. shareholders should consult with their tax advisors with respect to their capital gain tax liability.
Capital losses recognized by a U.S. shareholder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of U.S. shareholders that are individuals, who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.
If a U.S. shareholder recognizes a loss upon a subsequent disposition of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock, or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Distributions made by us and gain arising from the sale or exchange by a U.S. shareholder of our stock will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, qualified dividend income or capital gains from the disposition of stock as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.
Certain U.S. shareholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on “net investment income,” (or, in the case of an estate or trust, on “undistributed net investment income”) which includes, among other things, dividends on and gains from the sale or other disposition of REIT stock. The temporary 20% deduction allowed by Section 199A of the Code with respect to ordinary REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% net investment income tax, which is imposed under Chapter 2A of the Code. U.S. shareholders should consult their tax advisors regarding this tax on net investment income.
Information Reporting Requirements and Backup Withholding
In general, information-reporting requirements will apply to payments of distributions on our shares and payments of the proceeds of the sale of our shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 24%) if:
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the payee fails to furnish a taxpayer identification number (“TIN”) to the payer or to establish an exemption from backup withholding;

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the IRS notifies the payer that the TIN furnished by the payee is incorrect;

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there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

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there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Taxation of U.S. Holders on Redemption of Preferred Stock
The treatment of any redemption of our preferred stock (as distinguished from a sale, exchange or other disposition) can only be determined on the basis of particular facts as to the holder of preferred stock at the time of redemption. In general, a holder of preferred stock will recognize capital gain or loss measured by the difference between the amount received upon the redemption and the holder of the preferred stock’s adjusted tax basis in the preferred stock redeemed (provided the preferred stock is held as a capital asset) if such redemption (i) is “substantially disproportionate” with respect to the U.S. holder’s interest in our stock under Section 302(b)(2) of the Code, (ii) results in a “complete termination” of a holder’s interest in all classes of our stock under Section 302(b)(3) of the Code or (iii) is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any preferred stock owned by the holder, but also such holder’s ownership of common stock, equity shares, other series of preferred stock and any options (including stock purchase rights) to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If a particular holder of preferred stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock or preferred stock, based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of preferred stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred stock will be treated as a distribution on the preferred stock as described under “Material U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. shareholders” and “— Taxation of Non-U.S. shareholders” in the accompanying prospectus. If the redemption is taxed as a distribution, the holder’s adjusted tax basis in the redeemed preferred stock will be transferred to any other stockholdings of the holder of our preferred stock. If the holder of preferred stock owns no other shares of beneficial interest in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Taxation of U.S. Holders on a Conversion of Preferred Stock
Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. shareholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred stock for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. In addition, dividends that are attributable to excess inclusion income, with respect to the REMIC residual interests or taxable mortgage pools, will constitute unrelated business taxable income in the hands of most tax-exempt stockholders. See “— Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:
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the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

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We qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Taxation of Franklin BSP Realty Trust, Inc. — Requirements for Qualification — General”); and

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either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

The rules governing U.S. federal income taxation of tax-exempt stockholders are complex. This section is only a summary of such rules. Tax-exempt stockholders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income tax laws on the ownership of our capital stock.
Taxation of Non-U.S. shareholders
The term “non-U.S. shareholder” means a holder of our common stock that is not a U.S. shareholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. shareholders are complex. This section is only a summary of such rules. Non-U.S. shareholders are urged to consult their tax advisors to determine the impact of federal, state, local and non U.S. income tax laws on the ownership of our common stock, including any reporting requirements.
As described in the discussion below, distributions paid by us with respect to our common shares, our preferred shares and depositary shares will be treated for U.S. federal income tax purposes as either:
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ordinary income dividends;

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long-term capital gain; or

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return of capital distributions.

This discussion assumes that our shares will continue to be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.
Ordinary Income Dividends
A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:
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not attributable to our net capital gain; or

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the distribution is attributable to our net capital gain from the sale of U.S. Real Property Interests (“USRPIs”), and the non-U.S. shareholder owns 10% or less of the value of our common shares at all times during the one-year period ending on the date of the distribution.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.
Generally, we will withhold and remit to the IRS 30% (or lower applicable treaty rate) of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:
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a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

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the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder’s trade or business; or

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the non-U.S. shareholder is a foreign sovereign or controlled entity of a foreign sovereign and also provides an IRS Form W-8EXP claiming an exemption from withholding under section 892 of the Code.

Return of Capital Distributions
Unless (A) our shares constitute a United States real property interest (“USRPI”), as described in “— Dispositions of Our Shares” below, or (B) either (1) the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to ordinary dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder’s proportionate share of our earnings and profits, and (2) the non-U.S. shareholder’s basis in its shares, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 15% of the amount by which the distribution exceeds the non-U.S. shareholder’s share of our earnings and profits.
Capital Gain Dividends
A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:
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the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

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the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 10% of the value of common shares at any point during the one-year period ending on the date on which the distribution is paid.

Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:
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the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% (or lower applicable treaty rate) branch profits tax; or

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the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 10% of the value of our shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% (or lower applicable treaty rate) branch profits tax. A USRPI includes certain interests in real property and stock in “United States real property holding corporations” but does not include interests solely as a creditor and, accordingly, does not include a debt instrument that does not provide for contingent payments based on the value of or income from real property interests.
Any distribution paid by us that is attributable to gain from sales of USPRIs with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 21% (or, to the extent provided in Treasury Regulations, 20%) of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder. The amount withheld is creditable against the non-U.S. shareholder’s U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.
Certain non-U.S. pension funds that are “qualified foreign pension funds” as defined by Section 897(l) of the Code and certain non-U.S. publicly traded entities that are “qualified shareholders” as defined by Section 897(k) of the Code may be entitled to exceptions to the FIRPTA tax with respect to distributions we pay. Non-U.S. shareholders should consult with their tax advisors regarding the application of these exceptions.
Undistributed Capital Gain
Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.
Dispositions of Our Shares
Unless our shares constitute a USRPI, a sale of our shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, subject to the discussion below regarding dispositions by “qualified shareholders” and “qualified foreign pension funds,” with respect to any particular shareholder, our shares will constitute a USRPI only if each of the following three statements is true:
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Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor;

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We are not a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded, we cannot guarantee that we are or will remain a domestically-controlled qualified investment entity; and

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Either (a) our shares are not “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market; or (b) our shares are “regularly traded” on an established securities market and the selling non-U.S. shareholder has held over 10% of our outstanding common shares any time during the five-year period ending on the date of the sale.

Certain non-U.S. pension funds that are “qualified foreign pension funds” as defined by Section 897(l) of the Code and certain non-U.S. publicly traded entities that are “qualified shareholders” as defined by Section 897(k) of the Code may be entitled to exceptions to the FIRPTA tax with respect to the sale of our shares. Non-U.S. shareholders should consult with their tax advisors regarding the application of these exceptions.
Specific wash sales rules applicable to sales of shares in a domestically-controlled qualified investment entity could result in gain recognition, taxable under FIRPTA, upon the sale of our shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other shares of our shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our shares are “regularly traded” on an established securities market in the United States, such non-U.S. shareholder has owned more than 5% of our outstanding shares at any time during the one-year period ending on the date of such distribution.
If gain on the sale of our shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and, if our common shares were not “regularly traded” on an established securities market, the purchaser of the shares generally would be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder’s investment in our shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Foreign Account Tax Compliance Act
Withholding at a rate of 30% generally will be required in certain circumstances on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S.

persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the U.S. and an applicable foreign country, or other guidance, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the IRS. Under these withholding rules, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. shareholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. shareholders. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.
Legislative or Other Actions Affecting REITs
This discussion is based upon the provisions of the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences (including applicable tax rates) different from those summarized herein. We cannot assure you that a change in law, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we have described herein. We have not sought and do not plan to seek any ruling from the IRS, with respect to statements made and the conclusions reached in the discussion herein, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.
Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and board members or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

SELLING STOCKHOLDERS
Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated herein by reference.

PLAN OF DISTRIBUTION
Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we or any of the selling stockholders may sell the securities offered pursuant to this prospectus to or through one or more underwriters or dealers for public offering and sale by them, or we or the selling stockholders may sell the securities to investors directly or through agents, which agents may be affiliated with us. Any such underwriter, dealer or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We or the selling stockholders may sell securities directly to investors on our or their own behalf in those jurisdictions where we or they are authorized to do so. Direct sales to investors may be accomplished through subscription offerings or through subscription rights distributed to our stockholders. In connection with subscription offerings or the distribution of subscription rights to stockholders, if all of the underlying offered securities are not subscribed for, we or the selling stockholders may sell such unsubscribed offered securities to third parties directly or through agents and, in addition, whether or not all of the underlying offered securities are subscribed for, we or the selling stockholders may concurrently offer additional offered securities to third parties directly or through agents, which agents may be affiliated with us.
The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, such as an “at the market offering,” or at negotiated prices, any of which may represent a discount from the prevailing market price. We or the selling stockholders also may, from time to time, authorize underwriters or dealers acting as our agents to offer and sell the securities upon the terms and conditions set forth in the applicable prospectus supplement. In connection with the sale of offered securities, underwriters may receive compensation from us or the selling stockholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Our securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve cross transactions) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange, quotation system or over-the-counter market rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.
Any underwriting compensation paid by us or the selling stockholders to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.
Underwriters, dealers and agents may be entitled, under agreements entered into with us or the selling stockholders, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Any such indemnification agreements will be described in the applicable prospectus supplement. Unless otherwise set forth in an accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such securities, if any are purchased.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates, or the selling stockholders, in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we or the selling stockholders will authorize underwriters or dealers acting as our agents to solicit offers by institutions to purchase offered securities from us or the selling stockholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to contracts shall not be less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which we or the selling stockholders may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others but will in all cases be subject to our approval. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase by an institution of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.
In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which such persons may bid for or purchase securities for the purpose of stabilizing their market price. The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us or the selling stockholders. In such case, the underwriters could cover all or a portion of such short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us or the selling stockholders. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession with respect to securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of such transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.
We or the selling stockholders may sell the securities in exchange in whole or part for consideration other than cash. This consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; our outstanding debt or equity securities or one or more of our subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payments to distributors or other suppliers and payment of interest on outstanding obligations. We or the selling stockholders may sell the securities as part of a transaction in which our outstanding debt or equity securities or one or more of our subsidiaries are surrendered, converted, exercised, canceled or transferred.
Our shares of common stock are listed on the NYSE under the symbol “FBRT.” Any new securities that we issue, other than our common stock, will be new issues of securities with no established trading market and may or may not be listed on a national securities exchange, quotation system or over-the-counter market. Any underwriters or agents to or through which securities are sold by us or the selling stockholders may make a market in such securities, but such underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain federal income tax matters have been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for us, any selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2023 and for the year ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2023 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Franklin BSP Realty Trust, Inc. at December 31, 2022 and for each of the two years in the period ended December 31, 2022, appearing in Franklin BSP Realty Trust, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.